


                      SHAREHOLDER RESPONSE SUMMARY REPORT
                                IDS FUNDS
                      IDS TAX-FREE MONEY FUND, INC.
                              June 16, 1999
                                        % of Outstanding       % of Shares
                         No. of Shares         Shares             Voted
                       ---------------  ----------------  ----------------
 1. Election of Board members.
                                H. Brewster Atwater, Jr.

    Affirmative          91,074,820.332          49.452%           98.357%
    Withhold              1,521,018.520            .826%            1.643%

    TOTAL                92,595,838.852          50.278%          100.000%

                                Arne H. Carlson

    Affirmative          90,945,140.222          49.381%           98.217%
    Withhold              1,650,698.630            .897%            1.783%

    TOTAL                92,595,838.852          50.278%          100.000%

                                Lynne V. Cheney

    Affirmative          90,846,067.742          49.328%           98.110%
    Withhold              1,749,771.110            .950%            1.890%

    TOTAL                92,595,838.852          50.278%          100.000%

                                William H. Dudley

    Affirmative          91,070,366.962          49.449%           98.353%
    Withhold              1,525,471.890            .829%            1.647%

    TOTAL                92,595,838.852          50.278%          100.000%

                                David R. Hubers

    Affirmative          91,080,396.872          49.455%           98.363%
    Withhold              1,515,441.980            .823%            1.637%

    TOTAL                92,595,838.852          50.278%          100.000%

                                Heinz F. Hutter

    Affirmative          90,998,294.782          49.410%           98.275%
    Withhold              1,597,544.070            .868%            1.725%

    TOTAL                92,595,838.852          50.278%          100.000%

                                Anne P. Jones

    Affirmative          91,063,803.972          49.446%           98.345%
    Withhold              1,532,034.880            .832%            1.655%

    TOTAL                92,595,838.852          50.278%          100.000%

                   SHAREHOLDER RESPONSE SUMMARY REPORT
                                IDS FUNDS
                      IDS TAX-FREE MONEY FUND, INC.
                              June 16, 1999

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares             Voted
                       ---------------  ----------------  ----------------

                                William R. Pearce

    Affirmative          91,058,604.122          49.443%           98.340%
    Withhold              1,537,234.730            .835%            1.660%

    TOTAL                92,595,838.852          50.278%          100.000%

                                Alan K. Simpson

    Affirmative          90,914,113.262          49.365%           98.184%
    Withhold              1,681,725.590            .913%            1.816%

    TOTAL                92,595,838.852          50.278%          100.000%

                                John R. Thomas

    Affirmative          91,041,445.782          49.434%           98.321%
    Withhold              1,554,393.070            .844%            1.679%

    TOTAL                92,595,838.852          50.278%          100.000%

                                C. Angus Wurtele

    Affirmative          91,040,573.272          49.433%           98.320%
    Withhold              1,555,265.580            .845%            1.680%

    TOTAL                92,595,838.852          50.278%          100.000%

 2. Ratify the selection of independent auditors

    Affirmative          90,935,637.681          49.376%           98.207%
    Against                 816,661.790            .444%             .882%
    Abstain                 843,539.381            .458%             .911%

    TOTAL                92,595,838.852          50.278%          100.000%

 3. Change the Fund name from "IDS" to "AXP"

    Affirmative          85,728,098.995          46.549%           92.583%
    Against               5,746,840.486           3.120%            6.206%
    Abstain               1,120,899.371            .609%            1.211%

    TOTAL                92,595,838.852          50.278%          100.000%




                   SHAREHOLDER RESPONSE SUMMARY REPORT
                                IDS FUNDS
                      IDS TAX-FREE MONEY FUND, INC.
                              June 16, 1999

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares             Voted
                       ---------------  ----------------  ----------------

    5. Approve changes to the Investment Management Services
       Agreement

    Affirmative          76,252,080.498          41.403%           84.131%
    Against              11,754,848.076           6.383%           12.969%
    Abstain               2,628,081.278           1.427%            2.900%

    TOTAL                90,635,009.852          49.213%          100.000%

    Not Voting            1,960,829.000

    6. Changes to investment policies

            6.5 Pledging or mortgaging

    Affirmative          80,032,799.422          43.456%           88.302%
    Against               6,453,218.196           3.504%            7.120%
    Abstain               4,148,992.234           2.253%            4.578%

    TOTAL                90,635,009.852          49.213%          100.000%

    Not Voting            1,960,829.000

            6.6 Three years operating history

    Affirmative          80,074,901.218          43.479%           88.349%
    Against               6,392,696.870           3.471%            7.053%
    Abstain               4,167,411.764           2.263%            4.598%

    TOTAL                90,635,009.852          49.213%          100.000%

    Not Voting            1,960,829.000

            6.7 Exploration programs

    Affirmative          80,028,158.458          43.454%           88.297%
    Against               6,365,592.100           3.456%            7.024%
    Abstain               4,241,259.294           2.303%            4.679%

    TOTAL                90,635,009.852          49.213%          100.000%

    Not Voting            1,960,829.000






                   SHAREHOLDER RESPONSE SUMMARY REPORT
                                IDS FUNDS
                      IDS TAX-FREE MONEY FUND, INC.
                              June 16, 1999

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares             Voted
                       ---------------  ----------------  ----------------


    ** FUND TOTALS:             SHARES

    RECORD TOTAL       184,168,617.357

    VOTED SHARES        92,595,838.852

    PERCENT VOTED               50.278%

